EXHIBIT 99.1

SOBR Safe Expands Global Intellectual Patent Portfolio with Issuance of European Patent

European Patent Office Grants Patent for the Company’s SOBRcheck™ Device

DENVER, August 6, 2025 – SOBR Safe, Inc. (Nasdaq: SOBR) (“SOBRsafe” or the “Company”), the leader in next-generation alcohol monitoring and detection technology, announced today that the European Patent Office (“EPO”) has granted a European Patent to SOBR Safe for the Company’s SOBRcheck™ device. The EPO published European Patent No. EP4171362 titled “NONINVASIVE TRANSDERMAL ALCOHOL SCREENING SYSTEM” on August 6, 2025, after issuing a Decision to Grant the patent application on July 10, 2025.

SOBRsafe’s new European Patent covers a variety of its alcohol detection devices, including the Company’s passive, non-invasive alcohol monitoring and detection technology that enables the identification of alcohol consumption emitted through perspiration from the skin without the need for breath, blood or other intrusive sampling methods. The European Patent secures the Company’s proprietary system architecture, including combining a transdermal alcohol sensor with a biometric identification scanner to provide an alcohol consumption measurement and identification of a user in a singular device with skin contact verification features to prevent tampering, and also evaluates environmental compensators that ensure accurate readings in real world conditions. In addition, the patent covers the device’s ability to store, analyze, and wirelessly transmit data for real time or retrospective monitoring. This foundational intellectual property strengthens SOBRsafe’s competitive advantage in workplace safety, judicial compliance, and wellness applications across the European market.

With a growing portfolio of proprietary technology, SOBRsafe is focused on expanding its international footprint. The company has a promising pipeline of opportunities with pilot tests in Europe set to commence in the second half of 2025.

“The granting of our European patent for the SOBRcheck™ device represents a major milestone in advancing our intellectual property portfolio and global expansion,” said SOBRsafe CEO David Gandini. “This patent affirms the uniqueness of our noninvasive alcohol monitoring and detection system and reinforces the significant investments we have made in research and development. Securing this patent strengthens our competitive position for potential expansion into the European market and lays a solid foundation for future partnerships and pilot programs. We remain focused on delivering reliable, rapid alcohol monitoring and detection solutions that improve safety and accountability worldwide.”

About SOBRsafe™

Through next-generation alcohol detection technology, we enable trust and empower recovery ... with a human touch. SOBRsafe's advanced transdermal (touch-based) technology detects and reports in real-time the presence of alcohol as emitted through a user's skin - no breath, blood, or urine samples are required. With a powerful backend data platform, SOBRsafe provides passive, dignified screening and monitoring solutions for the behavioral health, family law and consumer markets, and for licensing and integration. To learn more, visit www.sobrsafe.com.

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Safe Harbor Statement

Our prospects here at SOBRsafe are subject to uncertainties and risks. This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words “believes”, “expects”, “anticipates”, “intends”, “estimates”, “plans", “projects”, “should”, or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. We caution readers not to place undue reliance upon any such forward-looking statements. The Company does not undertake to publicly update or revise forward-looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in the Company's filings with the SEC which can be found on the SEC's website at www.sec.gov.

Company Contact:

IR@sobrsafe.com

Investor Relations Contact:

Scott Liolios or Taylor Stadeli

Gateway Group

949-574-3860

SOBR@gateway-grp.com

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